EXHIBIT 10.5.16

FIRST AMENDING AGREEMENT
dated as of the 1st day of November, 2002

TO THE SECOND
AMENDED AND RESTATED GAS PURCHASE CONTRACT
dated as of May 6, 1998 between Paramount Resources Ltd. and
Selkirk Cogen Partners, L.P.

BETWEEN:

           PARAMOUNT RESOURCES LTD., a body corporate with offices in Calgary, Alberta herein called "Seller")

- and -

           SELKIRK COGEN PARTNERS, L.P., a Delaware limited partnership (herein called "Buyer")

           WHEREAS the parties hereto are parties to a Second Amended and Restated Gas Purchase Contract dated May 6, 1998 (the "Contract");

           AND WHEREAS Exhibit A to the Contract describes the Seller's Lands;

           AND WHEREAS the parties hereto wish to amend the Contact to provide for a Reserve Substitution pursuant to section 14.10 of the Contract whereby the existing Exhibit A to the Contract is deleted and replaced by a new Exhibit A in the form attached as Schedule 1 to this Amending Agreement;

           AND WHEREAS McDaniel & Associates Consultants Ltd. ("McDaniel") has prepared and delivered a written reserves and deliverability report for November 1, 2002 pursuant to section 14.1 of the Contract (the "McDaniel Report") with respect to the Seller's Lands, as described in Schedule 1 to this Amending Agreement and the parties hereto desire to confirm that the McDaniel Report constitutes a Determination under the Contract;

           AND WHEREAS Buyer has requested a change to Section 6.2.a of the Contract extending the time by which Buyer may exercise the right to enter into a New Contract as such is defined in Section 6.2.a;

           NOW THEREFORE THIS AMENDING AGREEMENT WITNESSES THAT, in consideration of the covenants and agreements herein set forth, the parties hereto covenant and agree as follows:

  The parties hereto acknowledge and agree that the McDaniel Report constitutes the Report under section 14.1 of the Contract required for September 1, 2002, and the Buyer confirms that the McDaniel Report is acceptable to it and constitutes a Determination under section 14.2 and 14.10 of the Contract and for the purposes of this Amending Agreement.

  The existing Exhibit A to the Contract is hereby deleted and replaced by the Exhibit A attached to this Amending Agreement. Seller represents and warrants that the information set forth in Exhibit A and in the McDaniel Report is, to the best of its information, knowledge and belief, true, correct and complete in all material respects as of the date hereof.

  The parties hereto acknowledge and agree that the provisions of section 1 and 2 hereof constitute a Reserve Substitution under the Contract in accordance with and pursuant to the requirements of section 14.10 of the Contract.

  Section 6.2.a of the Contract is amended by deleting the words "tenth contract year" and substituting for it the words "thirteenth contract year".

  Forthwith after execution and delivery of this Amending Agreement, Seller will take all necessary steps to file the Amending Agreement with the Alberta Energy & Utilities Board (“AEUB”) and the National Energy Board (“NEB”) and shall exercise all commercially reasonable efforts to comply with such requirements as those agencies may stipulate.

  Capitalized terms used herein and in the recitals and not otherwise defined herein have the meaning attributed to such terms in the Contract.

  The Contract, as herein amended, is hereby ratified and confirmed.

  Each Party shall take such further actions and execute such further documents as the other Party may reasonably request to effectuate the intent of this Amending Agreement.

  This Amending Agreement shall be construed in accordance with the laws of the Province of Alberta.

  This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

  This Amending Agreement amends the Contract effective on the later of November 1, 2002 or the date Seller receives all necessary regulatory approvals from the AEUB and the NEB of this Amending Agreement, as may be required under applicable law. The date on which this Amending Agreement becomes effective is the Effective Date.

          IN WITNESS WHEREOF the parties hereto have executed and delivered this Amending Agreement as of the Effective Date.

  PARAMOUNT RESOURCES LTD.                 SELKIRK COGEN  PARTNERS,  L.P. by:
                                           JMC Selkirk,  Inc., Managing General
                                           Partner

  Per:/s/CLAYTON H. RIDDELL                Per:/s/F. JOSEPH FEYDER
      ---------------------                    -------------------------------
      CLAYTON H. RIDDELL                       F. JOSEPH FEYDER

EXHIBIT “A”

(as of November 1, 2002)

Alberta

      Field Name                 Volume                           Volume
                                 (BCF)                            (106m3)
     Kaybob North                 38.2                            1076.12

Northwest Territories

      Field Name                 Volume
                                  (BCF)
    Cameron Hills                 29.1                              825.5

PARAMOUNT RESOURCES LIMITED

JMC SELKIRK EXPORT CONTRACT

FIELD PRODUCTION FORECAST

Field                        CAMERON HILLS

Dedicated Reserves @ 11/2002 (106M3)                                      825.5
Maximum Deliverability @ 11/2002 (1) (103M3/D)                            576.8

Maximum Allowable Field Production Rate (103M3/D)                         576.8
Field Economic Limit (103M3/D)                                             56.0

                                 Maximum Field
                                 Deliverability       Forecast                     Cumulative
                                    at Start         Production   Time Period     Production at
                                  of Period (1)         Rate      Production      End of Period
      Time Period                 (  103M3/D)         (103M3/D)     (106M3)         (106M3)

      11/02-10/03                    576.8              284.0        103.7           103.7
      11/03-10/04                    511.4              217.2         79.3           182.9
      11/04-10/05                    461.4              170.2         62.1           245.1
      11/05-10/06                    422.2              402.6        146.9           392.0
      11/06-10/07                    329.5              283.1        103.3           495.4
      11/07-10/08                    264.3              231.7         84.6           579.9

(1) Contract share of wellhead deliverability of all field wells at expected minimum gathering system pressure unconstrained by pipeline or plant capacity. Assumed to decline exponentially with total field production.

PARAMOUNT RESOURCES LIMITED

JMC SELKIRK EXPORT CONTRACT

FIELD PRODUCTION FORECAST

Field                                 KAYBOB NORTH

Dedicated Reserves @ 11/2002 (106M3)                                   1076.1
Maximum Deliverability @ 11/2002 (1) (103M3/D)                          634.4

Maximum Allowable Field Production Rate (103M3/D)                       634.4
Field Economic Limit (103M3/D)                                           84.0

                              Maximum Field
                              Deliverability        Forecast                       Cumulative
                                at Start           Production     Time Period      Production at
                               of Period (1)          Rate         Production      End of Period
      Time Period                (103M3/D)          (103M3/D)       (106M3)          (106M3)

       11/02-10/03                634.4               515.0          188.0            188.0
       11/03-10/04                538.3               464.5          169.5            357.5
       11/04-10/05                451.5               408.2          149.0            506.5
       11/05-10/06                375.3               337.2          123.1            629.6
       11/06-10/07                312.4               280.9          102.5            732.1
       11/07-10/08                259.9               233.7           85.3            817.4

(1) Contract share of wellhead deliverability of all field wells at expected minimum gathering system pressure unconstrained by pipeline or plant capacity. Assumed to decline exponentially with total field production.